UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009

AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced by AmerisourceBergen Corporation (the “Registrant”), all rights issued pursuant to the Amended and Restated Rights Agreement, dated as of August 27, 2001 (as the same was amended and restated effective as of September 29, 2003), between the Registrant and The Bank of New York Mellon, as Rights Agent, expired on November 20, 2009 and are no longer outstanding. On December 3, 2009, the Registrant filed a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating the Certificate of Designations with respect to the Registrant’s Series A Preferred Stock, which were issuable, under certain circumstances, upon exercise of the rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 4, 2009

By: /s/ Michael D. DiCandilo
Name: Michael D. DiCandilo
Title: Executive Vice President
and Chief Financial Officer